Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-277188, 333-262835, 333-283848, 333-283904, and 333-285030) and in the Registration Statements on Form S-8 (File Nos. 333-269119 and 333-280459) of our report dated March 31, 2025, relating to the financial statements of Jeffs’ Brands Ltd appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 31, 2025